P-PIVA-APP(2/22) ORD 208003 B. OWNER C. CO-OWNER - Not available for entity-owned Annuities or Qualified Annuities. D. ANNUITANT - Complete this Section if the Annuitant is not the Owner. SECTION 1 OWNERSHIP INFORMATION page 1 of 8 PRODUCT SELECTION µ A. TYPE OF OWNERSHIP - Select One Premier ® Investment Variable Annuity Application Form Annuities are issued by Pruco Life Insurance Company (Pruco) B Series C Series Non Entity: Natural Person(s) UTMA/UGMA Entity: Custodian Trust* Nonqualified Deferred Compensation Plan* Qualified Plans* *If the Owner is a Trust, Corporation or other entity you must complete and submit the Certificate of Entity form with this application. Name (First, Middle, Last, or Trust / Entity) Male Female Birth Date (Mo - Day - Yr) SSN / TIN Street Address City State ZIP Telephone Number Mobile Number E-mail Address U.S. Citizen Resident Alien/Citizen of: Non-Resident Alien/Citizen of: (Submit IRS Form W-8 (BEN, BEN-E, ECI, EXP or IMY)) Name (First, Middle, Last) Male Female Birth Date (Mo - Day - Yr) SSN / TIN Street Address City State ZIP Telephone Number E-mail Address U.S. Citizen Resident Alien/Citizen of: Non-Resident Alien/Citizen of: (Submit IRS Form W-8 (BEN, BEN-E, ECI, EXP or IMY)) Check here to designate the Co-Owners as each other’s Primary Beneficiary. Name (First, Middle, Last) Male Female Birth Date (Mo - Day - Yr) SSN / TIN Street Address City State ZIP U.S. Citizen Resident Alien/Citizen of: Non-Resident Alien/Citizen of: (Submit IRS Form W-8 (BEN, BEN-E, ECI, EXP or IMY)) Relationship to Owner: Annuities Service Center Financial Professionals: 1-800-513-0805 Fax 1-800-576-1217 www.prudential.com Regular Mail Delivery Annuities Service Center P.O. Box 7960 Philadelphia, PA 19176 Overnight Service, Certified or Registered Mail Delivery Prudential Annuities Service Center 1600 Malone Street Millville, NJ 08332

P-PIVA-APP(2/22) ORD 208003 page 2 of 8 • For Custodial IRA contracts, the Custodian must be listed as the Beneficiary. • For Qualified contracts other than an IRA, Roth IRA, SEP-IRA or 403(b), the Plan must be listed as the Beneficiary. Indicate classifications of each Beneficiary. Percentage of benefit for all Primary Beneficiaries must total 100%. Percentage of benefit for all Contingent Beneficiaries must total 100%. If the Co-Owners have been chosen as each other’s Primary Beneficiary, then only Contingent Beneficiaries may be designated below. SECTION 2 BENEFICIARY INFORMATION - NOTE: IF MORE THAN 3 BENEFICIARIES SEE SECTION 6 Name (First, Middle, Last) Male Female Birth Date (Mo - Day - Yr) Primary Relationship SSN/TIN Percentage Contingent % Name (First, Middle, Last) Male Female Birth Date (Mo - Day - Yr) Primary Relationship SSN/TIN Percentage Contingent % Name (First, Middle, Last) Male Female Birth Date (Mo - Day - Yr) Primary Relationship SSN/TIN Percentage Contingent % SECTION 3 ANNUITY INFORMATION A. TYPE OF CONTRACT TO BE ISSUED Non-Qualified SEP-IRA* 457(b)*(gov’t. entity) IRA Roth IRA 403(b)* 457(b)*(501(c) tax-exempt) Other *The following information is only required if the contract is being issued under an employer sponsored plan, including a Simplified Employee Pension Plan (SEP): Are you Self Employed? Yes No Employer Plan No. (if available) Employer Plan Name Street Address City State ZIP (Continued)

P-PIVA-APP(2/22) ORD 208003 page 3 of 8 SECTION 3 ANNUITY INFORMATION (continued) B. PURCHASE PAYMENT(S) (Continued) 1If no year is indicated, contribution defaults to current tax year. Contributions cannot be attributed to the previous tax year after the annual Internal Revenue Service (IRS) tax deadline. Source of Funds Payment Type Qualified Non-Qualified Expected Amount Company Name (if applicable) Account Number (if applicable) Funds Enclosed w/ App Transfer/Exchange Form Provided Owner Requesting Funds Transfer 1035 Exchange Direct Rollover Contribution Rollover Contribution Tax Year1 _______ $ Funds Enclosed w/ App Transfer/Exchange Form Provided Owner Requesting Funds Transfer 1035 Exchange Direct Rollover Contribution Rollover Contribution Tax Year1 _______ $ Funds Enclosed w/ App Transfer/Exchange Form Provided Owner Requesting Funds Transfer 1035 Exchange Direct Rollover Contribution Rollover Contribution Tax Year1 _______ $ Total Expected Amount $ If you elect the Return of Purchase Payments Death Benefit Rider, age restrictions must be met and additional charges apply. If no election is made you will receive the basic death benefit under your contract. Please see the prospectus for details. C. RETURN OF PURCHASE PAYMENTS DEATH BENEFIT RIDER I elect the Return of Purchase Payments Death Benefit Rider A. 6 OR 12 MONTH DOLLAR COST AVERAGING (DCA) PROGRAM - Please see the prospectus for details on this program. If not enrolling in 6 or 12 Month DCA, proceed to Section 4B. If enrolling in 6 or 12 Month DCA, check the applicable box and proceed to Section 4B to select the Portfolios to which your DCA transfers will be allocated. You may not participate in both the 6 and 12 Month DCA at the same time. 6 or 12 Month DCA may not be available in all states. 6 Month DCA % of purchase payment OR 12 Month DCA % of purchase payment Each time you make an additional Purchase Payment, you need to elect a new 6 or 12 Month DCA program for that additional purchase payment. If you choose to allocate less than 100% of your purchase payment to the 6 or 12 month DCA program, the remaining percentage of your purchase payment will be allocated to the investments you select in Section 4B. SECTION 4 INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS Check here if you would like the below percentages to rebalance. Indicate the day of the month and frequency. Day of the Month (1st - 28th) ______ Rebalancing Frequency: Monthly Quarterly Semi-Annually Annually AUTOMATIC REBALANCING

P-PIVA-APP(2/22) ORD 208003 page 4 of 8 B. INVESTMENT ALLOCATIONS - Please choose from the following Portfolios in any percentage combination totaling 100%: ASSET ALLOCATION American Funds Insurance Series® Asset Allocation Fund - Class 4 AST Prudential Flexible Multi-Strategy AST Quantitative Modeling AST T. Rowe Price Diversified Real Growth BlackRock Global Allocation V.I. (Class III) Fidelity® Variable Insurance Products Balanced Portfolio - Service Class 2 JPMorgan Insurance Trust Income Builder (Class 2) MFS® Total Return Series – Service Class PSF PGIM Flexible Managed Portfolio - Class III PSF PGIM 50/50 Balanced Portfolio - Class III DOMESTIC EQUITY Large-Cap Growth American Funds Insurance Series® Growth Fund - Class 4 AST Loomis Sayles Large-Cap Growth AST MFS Growth AST T. Rowe Price Large-Cap Growth BlackRock Capital Appreciation V.I. Fund - Class III BlackRock Large Cap Focus Growth V.I. Fund - Class III Fidelity® Variable Insurance Products Contrafund® Portfolio - Service Class 2 Fidelity® Variable Insurance Products Growth Opportunities Portfolio - Service Class 2 MFS® Massachusetts Investors Growth Stock Portfolio – Service Class PSF PGIM Jennison Growth Portfolio - Class III Large-Cap Blend American Funds Insurance Series® Growth-Income Fund - Class 4 American Funds Insurance Series® Washington Mutual Investors FundSM - Class 4 AST ClearBridge Dividend Growth AST Large-Cap Core BlackRock Advantage Large Cap Core V.I. Fund - Class III MFS® Investors Trust Series – Service Class MFS® Research Series – Service Class PSF PGIM Jennison Blend Portfolio – Class III PSF PGIM Jennison Focused Blend Portfolio – Class III PSF Stock Index Portfolio - Class III Large-Cap Value AST Large-Cap Value BlackRock Advantage Large Cap Value V.I. Fund - Class III BlackRock Basic Value V.I. Fund - Class III BlackRock Equity Dividend V.I. Fund - Class III PSF PGIM Jennison Value Portfolio – Class III Mid-Cap Growth AST Mid-Cap Growth MFS® Mid Cap Growth Series – Service Class PSF Mid-Cap Growth Portfolio – Class III Mid-Cap Value AST Mid-Cap Value Small-Cap Growth AST Small-Cap Growth AST Small-Cap Growth Opportunities MFS® New Discovery Series – Service Class Small-Cap Blend PSF Small-Cap Stock Index Portfolio – Class III Small-Cap Value AST Goldman Sachs Small-Cap Value AST Small-Cap Value INTERNATIONAL EQUITY Developed Markets American Funds Insurance Series® Capital World Growth and Income Fund® - Class 4 American Funds Insurance Series® Global Small Capitalization Fund - Class 4 American Funds Insurance Series® International Fund - Class 4 AST International Growth AST International Value AST MFS Global Equity AST QMA International Core Equity MFS® International Growth Portfolio – Service Class PSF Global Portfolio – Class III Emerging Markets American Funds Insurance Series® New World Fund® - Class 4 AST Emerging Markets Equity SECTOR EXPOSURE AST Cohen & Steers Global Realty AST Cohen & Steers Realty AST T. Rowe Price Natural Resources Fidelity® Variable Insurance Products Health Care Portfolio - Service Class 2 MFS® Technology Portfolio – Service Class MFS® Utilities Series – Service Class PSF Natural Resources Portfolio – Class III FIXED INCOME Domestic American Funds Insurance Series® The Bond Fund of America® - Class 4 AST Core Fixed Income AST Government Money Market MFS® Total Return Bond Series – Service Class PSF PGIM Government Income Portfolio – Class III PSF PGIM Total Return Bond Portfolio – Class III High Yield PSF PGIM High Yield Bond Portfolio – Class III International AST Global Bond Emerging Markets AST Western Asset Emerging Markets Debt SECTION 4 INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS (continued) Total %

P-PIVA-APP(2/22) ORD 208003 page 5 of 8 If not checked we will assume that your answers are “YES” to Perform Contract Maintenance and Provide Investment/Allocation Instructions. For definitions, see Definitions and Disclosures. DO YOU AUTHORIZE your Financial Professional to perform any of the designated activities below? Yes No Please indicate what designated activities you authorize your Financial Professional to have: Perform Contract Maintenance Provide Investment/Allocation Instructions SECTION 5 FINANCIAL PROFESSIONAL AUTHORIZATION SECTION 6 ADDITIONAL INFORMATION If needed for: • Special Instructions • Annuity Replacement • Entity Authorized Individuals • Beneficiaries • Contingent Annuitant (for custodial contracts only) SECTION 7 NOTICES & DISCLAIMERS ALABAMA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof. ALASKA: All statements and descriptions in an application for an insurance policy or annuity contract, or in negotiations for the policy or contract, by or in behalf of the insured or annuitant, shall be considered to be representations and not warranties. Misrepresentations, omissions, concealment of facts, and incorrect statements may not prevent a recovery under the policy or contract unless either (1) fraudulent; (2) material either to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) the insurer in good faith would either not have issued the policy or contract, or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with respect to the hazard resulting in the loss, if the true facts had been made known to the insurer as required either by the application for the policy or contract or otherwise. ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner. If for any reason you are not satisfied with this contract, you may return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law. CALIFORNIA: If any Participant(s)/Owner(s) (or Annuitant for entity- owned contracts) is age 60 or older, you are required to complete the “Important Information for Annuities Issued or Delivered in California” form. COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree. KANSAS: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of insurance fraud as determined by a court of law and may be subject to fines and confinement in prison. KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. MAINE, TENNESSEE and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

P-PIVA-APP(2/22) ORD 208003 page 6 of 8 SECTION 7 NOTICES & DISCLAIMERS (continued) NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. NORTH CAROLINA: North Carolina residents must respond to this question: Do you believe the annuity meets your financial objectives and anticipated future financial needs? Yes No OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony. OREGON and VERMONT: — Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. VIRGINIA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law. ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. SECTION 8 OWNER ACKNOWLEDGEMENTS • I represent that the Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and • I acknowledge that the Annuity for which I am applying may not be traded on any stock exchange or secondary market; and • I represent that I am not being compensated in any way for the purchase of the Annuity for which I am applying; and • I understand that if I have purchased another Non-Qualified Annuity from Pruco Life or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and • This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and • I understand that annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment options, are variable and not guaranteed as to a dollar amount; and • I represent to the best of my knowledge and belief that the statements made in this application are true and complete; and • I acknowledge that I have received a current prospectus for this annuity. SECTION 9 OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION Required: Both the Owner Response and the Financial Professional Response columns must be completed. Owner Response Financial Professional Response Does the Owner have any existing individual life insurance policies or annuity contracts? YES NO YES NO Will this annuity replace or change any existing individual life insurance policies or annuity contracts? YES NO YES NO If you answered yes to either of these questions, you may be required to submit a state replacement form along with the application.

ORD 208003 page 7 of 8 SECTION 10 OWNER SIGNATURE(S) (If contract is issued in a State other than the Owner’s State of Residence, a Contract Situs Form may be required.)State where signed P-PIVA-APP(2/22) The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Owner Signature Month Day Year Co-Owner Signature Month Day Year Annuitant Signature (if different from Owner) Month Day Year If signing on behalf of an entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation. REQUIRED SIGN HERE TITLE (if any) SIGN HERE SIGN HERE OWNER’S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Forms W-8 series (BEN, BEN-E, ECI, EXP, or IMY). Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withholding and/or FATCA reporting unless I check the applicable box(es) below: I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the claimant is subject to backup withholding. I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA). This form, and the information contained within, is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. Prudential Annuities, Prudential Individual Life, and the Prudential entity(ies) set forth on this form, are not acting as your fiduciary as defined by any applicable laws and regulations. Please consult with your financial professional about managing or investing your retirement savings.

P-PIVA-APP(2/22) ORD 208003 page 8 of 8 B. BROKER/DEALER SECTION 11 FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) A. FINANCIAL PROFESSIONAL Name FINANCIAL PROFESSIONAL STATEMENT I am authorized and/or appointed to sell this variable annuity. I have reviewed the training materials provided by Prudential and completed all training required by Prudential and applicable laws. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco approved sales material. I certify that I have truly and accurately recorded on this application the information provided by the Owner and by myself. I acknowledge that Pruco and its affiliates will rely on this Statement. Name (First, Middle, Last) Percentage % ID Number Telephone Number E-mail Name (First, Middle, Last) Percentage % ID Number Telephone Number E-mail Financial Professional Signature Month Day Year Financial Professional Signature Month Day Year For Financial Professional Use Only. Please contact your home office with any questions. Option A Option B Option C FOR BROKER/DEALER USE ONLY Networking No. Annuity No. (If established) SIGN HERE SIGN HERE PLEASE SELECT